                                                                    EXHIBIT 10.5

                    HEALTHEON/WEBMD MEDIA SERVICES AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of the 26th day of January, 2000, is made by and between Healtheon/WebMD Corporation, a Delaware corporation (the "Company"), and Eastrise Profits Limited, an international business company incorporated under the laws of the British Virgin Islands corporation ("Star") which is controlled by The News Corporation Limited ("News Corp"), and Fox Entertainment Group, Inc., a Delaware corporation ("FEG" and collectively with Star and News Corp, the "News Parties") (each referred to herein as a "Party", and collectively referred to as the "Parties").

         WHEREAS, the Company has developed and has expertise in the development of Internet-related services and programming of interest to the health and medical industries and owns or otherwise has the rights in and to certain branded data, text, images, software, audio files, video files, graphic or other similar materials related thereto ("Health Related Content"); and

         WHEREAS, the News Parties through their respective subsidiaries and affiliates have controlling and non-controlling interests in programs, networks and other media properties of various kinds (the "Media Properties"); and

         WHEREAS, the Company, the News Parties and affiliates of the News Parties have entered into agreements and arrangements (together, the "Related Agreements") as a result of which the News Parties and their affiliates are obligated to provide media services of various kinds as hereinafter provided; and

         WHEREAS, it is a condition of the Related Agreements that the Parties enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                            MEDIA SERVICES/ACCOUNTING

         1.1 MEDIA SERVICES. In response to requests by the Company made in consultation with the News Parties from time to time, the News Parties agree to provide, to cause Controlled Affiliates to provide, and to use commercially reasonable efforts to cause Non-Controlled Affiliates to provide, to the Company
(i) advertising and marketing services (the "Advertising Services") and (ii) promotion, programming and distribution services (the "Promotional Services" and together with the Advertising Services, the "Media Services") in the Territory during the period commencing on the date hereof and ending on August 31, 2010 (the "Effective Period"). As used herein, "Controlled Affiliates" means any corporation or other entity more than 50% of whose outstanding voting securities or other equity interests are directly or indirectly owned by News Corp.; "Non-Controlled Affiliates" means any corporation or other entity in which News Corp. directly or indirectly has a greater than 20% but no more than 50% equity interest; and "Territory" means the world.

         1.2 ACCOUNTING AND REPORTING STATEMENTS. The News Parties shall accurately account for the rendition of the Media Services to the Company unless otherwise agreed upon in connection with particular Media Services. The News Parties shall prepare and deliver to the Company at the beginning and the end of each television broadcast season a statement (the "Services Statements") indicating in


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reasonable detail the value (determined as provided herein) of the Media
Services to be furnished and furnished under this Agreement during such television broadcast season computed in good faith in accordance with Sections
2.2 and 3.5 of this Agreement. All such Services Statements, and the information contained therein, shall constitute confidential "Information" of the News Parties, which shall be subject to Article 8 hereof. Disputes with respect to any valuations of Media Services shall be resolved in accordance with Article 7.

                                    ARTICLE 2
                            ADVERTISING AND MARKETING

         2.1 ADVERTISING MEDIA. During the Effective Period, the News Parties agree to provide, to cause Controlled Affiliates to provide and to use commercially reasonable efforts to cause Non-Controlled Affiliates to provide, an aggregate of $240 million of Advertising Services on television and cable properties, film properties, print advertising media and News America Digital Publishing's Internet sites owned by the News Parties, the Controlled Affiliates and the Non-Controlled Affiliates ("Advertising Space"). The dollar amount of Advertising Services to be provided to the Company during each television broadcast season is set forth opposite the respective season on Schedule 1 attached hereto. Attached as Schedule 2 is a representative allocation of the Advertising Space to be provided to the Company during a television broadcast season (the "Representative Allocation"). The Parties shall use the Representative Allocation as a benchmark for their determination of the amount, placement and pricing of Advertising Space to be provided to the Company each season. The Parties shall meet during the upfront selling period for each television broadcast season (the "Upfront Period") to determine the Advertising Space to be allocated to the Company for the season beginning in September of such year. The Parties intend that all of such Advertising Space for that season will be allocated at that time, subject to reasonable flexibility as required for changes in unforeseen circumstances. After the allocation of Advertising Services is decided upon during the Upfront Period, the Company shall coordinate directly with the particular Controlled Affiliate or Non-Controlled Affiliate with which the Company has chosen to advertise. The News Parties shall use commercially reasonable efforts to satisfy, and to cause the Controlled Affiliates and Non-Controlled Affiliates to satisfy, all requests made by the Company in connection with the placement and scheduling of all advertisements. The Parties also agree that they will pro rate, to the extent practicable, Advertising Space based on the Representative Allocation during the period commencing on the date hereof and ending on August 31, 2000 (the "Short Season"), subject to the understanding that a majority of the Short Season has been previously sold. Any amounts attributable to Advertising Space provided to the Company during the Short Season shall reduce the amount of Advertising Space to be provided to the Company in the tenth (10th) television broadcast season.

         2.2 DETERMINATION OF DOLLAR AMOUNT OF ADVERTISING SERVICES. The News Parties agree that the dollar amount of Advertising Services to be provided to the Company pursuant to this Agreement shall be based upon advertising prices which are charged by the News Parties to similarly situated parties based upon similar volume, placement, amount and other factors relevant to the pricing of advertising services, but in no event shall the dollar amount charged for Advertising Services to be provided to the Company pursuant to this Agreement be greater than the prices charged, on average, to the top twenty advertisers on the Advertising Space platform in question.

         2.3 APPROVAL OVER CONTENT. The News Parties shall have final approval over all content exhibited under this Agreement to insure that such content meets the News Parties' editorial standards, which approval shall not be unreasonably withheld.


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                                    ARTICLE 3
                     PROMOTION, PROGRAMMING AND DISTRIBUTION

         3.1 PROMOTIONAL SERVICES. During the Effective Period, the News Parties agree to provide, to cause Controlled Affiliates to provide and to use commercially reasonable efforts to cause Non-Controlled Affiliates to provide, at least $160 million (valued pursuant to Section 3.5) of Promotional Services (as more fully described in Section 3.2, 3.3 and 3.4) on television and cable properties, film properties, print media and News America Digital Publishing's Internet sites owned by the News Parties, the Controlled Affiliates and the Non-Controlled Affiliates (the "Promotional Channels"). The minimum inherent market value of Promotional Services to be provided to the Company during each television broadcast season is set forth opposite the respective season on
Schedule 3 attached hereto.

         3.2 PROMOTIONS. Attached as Schedule 4 is a list of various forms of Promotional Service that may be provided to the Company during a television broadcast season (the "Promotional List"). The Parties shall use the Promotional List as a benchmark for their determination of the nature, volume and placement of the Promotional Services (in addition to Promotional Services that may be provided pursuant to Section 3.3 and 3.4) to be provided to the Company each season. The Parties shall meet during the Upfront Period to determine the Promotional Services to be allocated to the Company on which Promotional Channels for the season beginning in September of such year. The Parties intend that all of such Promotional Services for that season will be allocated at that time, subject to reasonable flexibility as required for changes in unforeseen circumstances. After the allocation of Promotional Services is decided upon during the Upfront Period, the Company shall coordinate directly with the particular Controlled Affiliate or Non-Controlled Affiliate with which the Company has chosen to place such Promotional Services. The News Parties shall use commercially reasonable efforts to satisfy, and to cause the Controlled Affiliates and Non-Controlled Affiliates to satisfy, all requests made by the Company in connection with the placement of all Promotional Services. The Parties agree that they will pro rate, to the extent practicable, Promotional Services during the Short Season, subject to the understanding that a majority of the Short Season has been previously produced. Any amounts attributable to Promotional Services provided to the Company during the Short Season shall reduce the amount of Promotional Services to be provided to the Company in the tenth (10th) television broadcast season.

         3.3 PROGRAMMING - TIMING, PRODUCTION AND CONTENT. The Company and the News Parties shall use commercially reasonable efforts to enter into co-production agreements covering the timing, budgeting, production, intellectual property rights, talent utilized, scheduling, locations, exhibition, distribution and content of the following production services and any additional production services:

                  (a) one half-hour weekly program on the Fox News Channel (or its successor) at such time or times as the Parties mutually agree. The Company will control 50% of the advertising inventory (and be entitled to the revenues therefrom) and pay 50% of the production cost thereof, all as more fully set forth in a co-production agreement to be negotiated in good faith, containing customary or otherwise agreed upon terms and conditions with respect to such weekly show.

                  (b) one half-hour weekly program on Fox Sports Net (or its successor) at such time or times as the Parties mutually agree, which show, among other things, may contain local components furnished by the Company. The Company will control 50% of the advertising inventory (and be entitled to file revenues therefrom) and pay 50% of the production cost thereof, all as more fully set forth in a co-production agreement to be negotiated in good faith containing customary or otherwise agreed upon terms and conditions with respect to such weekly show.


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                  (c)      one nightly segment on the Fox News Channel (or its
successors) which will be sponsored by the Company and with respect to which the Company shall receive one 30 second advertising spot which spot may be sold by the Company for the Company's own account, subject to the News Parties' approval as to the terms of such sale (which approval shall not be unreasonably withheld), all as more fully set forth in an agreement to be negotiated in good faith containing customary or otherwise agreed upon terms and conditions with respect to such segment.

                  (d) one weekly segment on the evening news program and one weekly segment on a morning news program on Fox's owned and operated stations, in each case sponsored by the Company all as more fully set forth in an agreement to be negotiated in good faith containing customary or otherwise agreed upon terms and conditions with respect to such segments.

         3.4 DISTRIBUTION. The News Parties agree to cause Controlled Affiliates to obtain or provide (as and when available, subject to existing obligations and business plans) and to use commercially reasonable efforts to cause Non-Controlled Affiliates to obtain or provide distribution for Health Related Content.

         3.5 DETERMINATION OF INHERENT MARKET VALUE OF PROMOTIONAL SERVICES. The News Parties agree that they will provide at least the Inherent Market Value of Promotional Services to the Company during each broadcast season as set forth opposite such season on Schedule 3. As used herein, "Inherent Market Value" means a value determined after taking into consideration (i) the prices which are charged by the News Parties to similarly situated parties (to the extent the News Parties shall sell such services), the opportunity costs of the News Parties and its out of pocket costs and expenses, (ii) the value derived by the Company from such Promotional Services and (iii) similar pricing structures employed in comparable relationships, including the relationship among CBS and Medscape, Sportsline and MarketWatch. The Company shall have the right to audit the Inherent Market Value of Promotional Services provided to the Company each broadcast season pursuant to Article 7 hereof.

         3.6 PAYMENT OF EXPENSES FOR PROMOTIONAL SERVICES. The News Parties shall invoice the Company on a monthly basis during each broadcast season for the Company's share of production costs associated with the Promotional Services provided during the previous month. The Company shall remit such production costs to the News Parties within 30 days of the Company's receipt of the invoice.

                                    ARTICLE 4
                             MAINTENANCE OF RECORDS

         4.1 RECORDS. Each Party shall maintain books and records directly related to the subject matter of this Agreement that are sufficient to verify any amounts deemed paid, payable or credited pursuant to this Agreement. Not more than once during any twelve month period, each Party may conduct an inspection of the other's books and records for the sole purpose of verifying such amounts and/or statistics. Such inspections shall be conducted upon reasonable prior notice, at the Parties' normal places of business, during normal business hours and in a manner so as to minimize disruptions to the Parties' normal course of business. No Party shall be permitted to copy or duplicate any of the books and records of the other Party during the course of such inspection. The Parties acknowledge that the books and records of the other Party, including the information contained therein are of a confidential nature and, accordingly, shall be included in the "Information" that is subject to the provisions of Article 8 hereof.


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                                   ARTICLE 5
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the News Parties represents and warrants to the Company and the Company represents and warrants to the News Parties that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full power and authority to carry out its business as now conducted and to own its assets, property and business;

                  (b) all corporate and other proceedings required to be taken by it or on its behalf to authorize its entry into this Agreement have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding agreement in accordance with its terms; and

                  (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a default under or violate any material agreement to which it is a party or by which it is bound, or violate any provisions of its organizational documents.

         5.2 NEWS PARTIES COVENANTS. Each of the News Parties covenants and agrees that News Corp shall be able to procure from the News Parties, their Controlled Affiliates, Non-Controlled Affiliates or others during the Effective Period promotional channels and advertising space comparable to the Promotional Channels and Advertising Space owned or available to them as of the date hereof, to the extent necessary to provide the Media Services.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1 The further agreements entered into pursuant to this Agreement shall contain customary indemnification provisions with respect to content and other matters.

                                    ARTICLE 7
                         DISPUTE RESOLUTION REVALUATION

         7.1 DISPUTE RESOLUTION. If the Company shall dispute the News Parties valuation of any Media Services provided by the News Parties hereunder, the Company shall (no later than 60 days after receipt of the Services Statement after the end of the applicable broadcast season) send a notice to the News Parties detailing the claimed error and the amount and nature of the error and naming an independent nationally recognized accounting firm (the "Dispute Notice"). If the News Parties do not agree with the Dispute Notice or the Parties fail to resolve all matters set forth in the Dispute Notice within 30 days after receipt of the Dispute Notice, the News Parties shall forward a copy of the Dispute Notice along with a statement of the News Parties' position to the Media Valuation Expert (defined below), which shall resolve the valuation dispute within 90 days of receipt of such Dispute Notice in accordance with valuation standards set forth in Sections 2.2 and 3.5 hereof. If the agreed upon value of the Media Services as determined pursuant to this Section 7.1 is less than the value of Media Services to be provided to the Company in the applicable television broadcast season as set forth on Schedules 1 and 3 hereof, the difference between such values shall be added to the amount of Advertising Services and Promotional Services, as applicable, to be provided to the Company during the next broadcast season. If the agreed upon value of the Media Services as determined pursuant to this Section 7.1 is more than the


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value of Media Services to be provided to the Company in the applicable television broadcast season as set forth on Schedules 1 and 3 hereof, the difference between such values shall be subtracted from the amount of Advertising Services and Promotional Services, as applicable, to be provided to the Company during the next broadcast season.

         7.2 FEES AND EXPENSES. The fees and expenses of the Media Valuation Expert shall be borne by the News Parties, unless the Media Valuation Expert determines that the valuation set forth in the Services Statement is correct or the value of the Media Services is greater than that set forth in the Services Statement, in which event the fees and expenses of the Media Valuation Expert shall be borne by the Company. The determination of value pursuant to this Article 7 shall be final and binding on the Parties. As used herein, the term "Media Valuation Expert" means an independent nationally recognized accounting firm mutually selected by the accounting firm set forth in the Dispute Notice and an independent nationally recognized accounting firm selected by the News Parties. The Parties shall cause the Media Valuation Expert to enter into a confidentiality agreement in form and substance acceptable to the Parties and the Media Valuation Expert.

                                    ARTICLE 8
                                 CONFIDENTIALITY

         8.1 NONDISCLOSURE. Each Party acknowledges that it will have access to certain information and materials concerning the other Party's business, plans, customers, technology and products that are confidential and of substantial value to such Party (referred to in this Agreement as "Information"), which value would be impaired if such Information were disclosed to third persons. Except as otherwise expressly provided herein, each Party agrees to maintain all Information received from the other (the "Disclosing Party"), including the terms and conditions of this Agreement, in confidence and agrees not to disclose or otherwise make such Information available to any third Person without the prior written consent of the Disclosing Party. Subject to the use restrictions set forth in this Section 8.1, the News Parties may disclose Information provided by the Company hereunder to Controlled Affiliates and Non-Controlled Affiliates and their Authorized Representatives to the extent such disclosure is necessary for the News Parties to perform their obligations under this Agreement. Subject to the use restrictions set forth in this Section 8.1, the Company may disclose Information provided by News Parties hereunder to Affiliates of the Company and its Authorized Representatives to the extent such disclosure is necessary for the Company to purchase Media Services pursuant to this Agreement. As used herein, the term "Affiliate" means, with respect to any Person, any other Person that controls, through the ability to exercise 50% or more of the voting power of such Person, or is so controlled by or is under such common control with such Person; the term "Authorized Representative" means, with respect to any Person, only those employees and agents of such Person that have been appraised of the obligations contained in this Article 8 and have agreed to adhere thereto; provided that under no circumstances shall Authorized Representatives include any Person that has an affiliation of any nature with any Competitor of the Disclosing Party, including without limitation, any advertising agency which has, or may, do business with the Disclosing Party; and the term "Person" means any individual person, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

         8.2 EXCLUSIONS. The foregoing shall not apply to Information which:

                  (a) is or becomes a matter of public knowledge through no fault of or action by the receiving Party;


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                  (b)      was rightfully in the receiving Party's possession
prior to disclosure by the Disclosing Party;

                  (c) subsequent to disclosure, is rightfully obtained by the receiving Party from a third Person who is lawfully in possession of such Information without restriction;

                  (d) is independently developed by the receiving Party without resort to Information which is confidential under this Agreement; or

                  (e) is required by law, regulation, governmental agency, or judicial order to be disclosed.

         8.3 RETURN OF INFORMATION. Whenever reasonably requested by a Disclosing Party, a receiving Party shall immediately return to the Disclosing Party all Information or, at the Disclosing Party's option, shall destroy all such Information as the Disclosing Party may designate and provide to the Disclosing Party written certification of destruction.

         8.4 PUBLICITY. The timing and content of any press release regarding any aspect of this Agreement or the Related Agreements (whether in electronic, print or other media) shall be subject to the prior written approval of both Parties, which approval shall not be unreasonably withheld.

         8.5 SURVIVAL. Each receiving Party's obligation of confidentiality pursuant to this Article 10 shall survive any termination or expiration of this Agreement or of a period of two years from the date of any such expiration or termination, and thereafter shall terminate and be of no further force or effect.

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1 GOVERNING LAW. This Agreement will be interpreted and governed by the laws of the State of Delaware.

         9.2 INDEPENDENT CONTRACTORS. The relationship of the Company and the News Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

         9.3 SUBCONTRACTORS. Each Party shall have the right to appoint third person subcontractors and to otherwise delegate its obligations hereunder, it being understood and agreed that each Party shall remain in all respects fully responsible for all of such Party's obligations hereunder and any Party's appointment of a subcontractor or delegation of its obligations otherwise shall not relieve such Party of any of its obligations hereunder.

         9.4 MODIFICATION. No amendment or modification to this Agreement shall be effective unless agreed to by the Parties in writing, and no waiver of any rights hereunder shall be effective unless assented to in writing by the Party waiving such right.

         9.5 FORCE MAJEURE. Neither Party will be liable for any failure or delay in its performance under this Agreement, except for payment obligations, due to acts of God, acts of civil or military authority, fire, electrical shortages, failure of telecommunication lines (including, without limitation,


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Internet access equipment or lines), epidemic, flood, earthquake, riot, war, sabotage, governmental action or any other event beyond the reasonable control of such Party, and its Affiliates (collectively, "Events of Force Majeure"). A delayed party shall nevertheless give the other Party written notice of such Event of Force Majeure promptly and shall use its reasonable efforts to correct such failure or delay in performance. Notwithstanding the foregoing, an Event of Force Majeure shall not relieve the News Parties from providing at a later date the Media Services which were not provided as a result of the Force Majeure.

         9.6 HEADINGS. The headings and captions used in this Agreement are for convenience of reference only , and shall not in any way affect the interpretation of the provisions of this Agreement.

         9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         9.8 ASSIGNMENT. Neither Party may assign its rights under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other Party, except that either Party may assign its rights under this Agreement to (a) an Affiliate, for so long as such entity remains an Affiliate of the assigning Party during the term of the assignment, (b) any entity into which the Party has merged or which has otherwise succeeded to all or substantially all of its business and assets to which this Agreement pertains, by merger, reorganization or otherwise, and which has assumed in writing or by operation of law the assigning Party's obligations under this Agreement; provided further that the assigning Party shall remain liable for all obligations under this Agreement. Subject to the previous sentences, the rights and liabilities of the Parties hereto will bind and inure to the benefit of their respective permitted successors, executors and administrators, as the case may be.

         9.9 SEVERABILITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

         9.10 NOTICES. All notices required or permitted under this Agreement will be in writing and will be deemed given:

                  (a)      when delivered personally;

                  (b) when received, if sent by confirmed facsimile transmission, or by registered or certified mail, return receipt requested, postage prepaid; or

                  (c) one day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt.

         All communications will be sent to the following respective addresses or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section.


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                 If to the Company:

                          c/o Healtheon/WebMD Corporation
                          400 The Lenox Building
                          Atlanta, Georgia 30326, USA
                          Telephone: (404) 479-7600
                          Telecopier:(404) 479-7651
                          Attention:       Jeffrey T. Arnold
                                           Chief Executive Officer

                 With a copy to.

                          Nelson Mullins Riley & Scarborough, L.L.P.
                          Bank of America Corporate Center
                          Suite 2600
                          100 Tryon Street
                          Charlotte, North Carolina 28202
                          Telecopier:      (704) 377-4814
                          Attention:       H. Bryan Ives III, Esq.
                                           C. Mark Kelly, Esq.

                 If to the News Parties:

                          c/o The News Corporation Limited
                          1211 Avenue of the Americas
                          New York, New York 10036
                          Phone: (212) 852-7007
                          Fax: (212) 768-2029
                          Attention:  Arthur M. Siskind, Esq.
                                      Senior Executive Vice President and
                                      Group General Counsel

                 With a copy to:

                          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                          551 Fifth Avenue
                          New York, New York 10176
                          Telecopier: (212) 697-6686
                          Attention:  Joel I. Papernik, Esq.

         9.11 JOINT VENTURE PROMOTION. In order to promote the global partnership evidenced by the Related Agreements, Healtheon/WebMD agrees to provide to the News Corp Parties and its Controlled Affiliates and Non-Controlled Affiliates with added value across the WebMD Consumer and Professional Portals. The following outlines ways in which Healtheon/WebMD can drive traffic and reinforce branding for the Media Properties of the News Corp Parties, their Controlled Affiliates and their Non-Controlled Affiliates. WebMD will integrate Fox news updates, feeds and articles into content targeting physicians and consumers. Additionally, Fox sports news can be integrated throughout the WedMD Sports and Fitness Channel through Fox sports tips, updates and articles. Healtheon/WedMD agrees to provide online traffic drivers to the Media Properties through banners, buttons, text links, and text paragraphs through the WebMD Consumer and Professional Portal


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(Carriage plan to be finalized. Content integration applies to areas without current conflicting contracts.)

         9.12 NO WAIVER. The failure of either Party to enforce any term or condition of this Agreement will not constitute a waiver of such Parry's rights to enforce subsequent breaches of any term or condition under this Agreement.

         9.13 INJUNCTIVE RELIEF. Each Party agrees that there may be no adequate remedy at law available to the other Party in the event of certain breaches of this Agreement and that the other Party, in addition to any other rights which may be available to it, shall have the right to seek specific performance or relief, as applicable, in the event of any breach or threatened breach of such provisions.


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         Each Party has read, understands and agrees to the terms and conditions of this Agreement and the undersigned are duly authorized to sign this Agreement.

                            EASTRISE PROFITS LIMITED

                            By:                /s/
                               -----------------------------------------------
                                     Name:    Lawrence A. Jacobs
                                     Title:   Director

                            FOX ENTERTAINMENT GROUP, INC.

                            By:                /s/
                               -----------------------------------------------
                                     Name:    Lawrence A. Jacobs
                                     Title:   Secretary

                            HEALTHEON/WEBMD CORPORATION

                            By:                /s/
                               -----------------------------------------------
                                     Name:    W. Michael Heekin
                                     Title:   Exec. Vice President

         The undersigned, by its signature below, hereby unconditionally guarantees the full and prompt payment and performance of all obligations of the News Parties, their Controlled Affiliates and Non-Controlled Affiliates set forth in this Agreement. This is a guaranty of payment and not of collection. News Corp hereby waives the right to require the Company to proceed against the News Parties or any other person or to require the Company to pursue any other remedy or enforce any other right.

                            THE NEWS CORPORATION LIMITED

                            By:                /s/
                               -----------------------------------------------
                                         Its:     Arthur Siskind
                                                  Director